EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Number 33-42500 on Form S-8, in Registration Number 3342499 on Form S-8, in Registration Statement Number 33-42553 on Form S-8, in Registration Statement Number 333-59183 on Form S-3 of our reports dated March 7, 2000, appearing in and incorporated by reference in this Annual Report on Form 10-K of Dillard's, Inc. and subsidiaries for the year ended January 29, 2000.

DELOITTE & TOUCHE LLP

New York, New York

April 21, 2000